Exhibit 99.1

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Brad Edwards (investors)
212.986.6667

Entertainment Distribution Company Announces Third Quarter 2007 Results

NEW YORK – November 6, 2007 – Entertainment Distribution Company, Inc. (NASDAQ: EDCI), a global and independent provider of supply chain services to the home entertainment market, today reported third quarter financial results for the period ending September 30, 2007.

Highlights:
•	Revenue of $96.6 million for the third quarter compared to $85.0 million for the same quarter last year.
•	Revenue of $260.8 million for the nine month period compared to $228.7 million for the same period last year.
•
Net income of $0.3 million, or breakeven per share, for the third quarter compared to net income of $8.0 million, or $0.12 per share, for the third quarter of last year which included an extraordinary gain of $6.9 million related to the acquisition of its UK operations.

•
Net loss of ($9.8) million, or ($0.14) per share, for the nine month period compared to a net loss of ($3.8) million, or ($0.06) per share, for the same period last year which included an extraordinary gain of $6.9 million related to the acquisition of its UK operations.

•	Third quarter EBITDA from continuing operations of $6.9 million, compared to EBITDA from continuing operations of $6.6 million for the same quarter last year.
•	Nine months EBITDA from continuing operations of $6.6 million, compared to EBITDA from continuing operations of $12.8 million for the same period last year.
•	As of September 30, 2007, the Company had total unrestricted cash and short-term investments of $77.1 million.
•	As of September 30, 2007, the Company had total long-term debt of $54.0 million, net of unamortized discount.

EDC's Interim Chief Executive Officer and Chief Financial Officer Jordan Copland stated, “We had a strong quarter, exceeding our internal forecasts, in our central European operations.  Our improved revenue during the third quarter reflects a strong release schedule from our largest customer, Universal Music Group, a full quarter of operations at our Blackburn, UK manufacturing facility in 2007, new third party CD and DVD business and the impact of favorable exchange rate fluctuations at our international operations.  We are in the middle of our most active period of the year and

-continued-

our dedicated operating management teams continue to serve our customers well.  In addition, we are actively pursuing and successfully winning new business which is helping to partially offset some of the industry declines impacting our customer base.”

“While we have seen an improvement in the sale of physical music after the first half of the year, overall we continue to operate in a challenging environment.  The Board and management team are committed to right-sizing our infrastructure. This includes an active and ongoing cost review at the corporate and operating level.  While the bulk of these initiatives will be implemented in 2008, our initial efforts have already identified substantial annualized savings.  Our review of strategic alternatives remains active.  We are focused on capitalizing on the assets of our Company and our operating subsidiary and building shareholder value for the long-term.”

Conference Call

The Company will host a conference call to discuss its third quarter 2007 financial results today at 4:30 p.m. ET. To access the conference call, please dial 973-582-2706 and reference pass code 9383356. A live webcast of the conference call will also be available on the Company's corporate Web site, located at www.edcllc.com. A replay of the conference call will be available through midnight ET on Tuesday, November 13, 2007. The replay can be accessed by dialing 973-341-3080.The pass code for the replay is 9383356.

Summary of Third Quarter 2007

For the third quarter of 2007, the Company reported revenue of $96.6 million compared to $85.0 million for the third quarter of 2006. The increase is primarily attributable to the impact of favorable exchange rate fluctuations from our international operations and the inclusion of the additional volumes from our Blackburn acquisition, which was not part of EDC for the full third quarter of 2006.  The increase is also attributable to new third party CD and DVD business, which helped offset declines from our existing customers.

The Company had EBITDA from continuing operations of $6.9 million in the third quarter of 2007, as compared to EBITDA from continuing operations of $6.6 million in the third quarter of 2006. EBITDA is a non-GAAP financial measure.  A reconciliation between EBITDA and the most directly comparable GAAP financial measure is provided following the Condensed Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates EBITDA.

The Company reported net income from continuing operations of $0.6 million for the third quarter of 2007, or $0.01 per diluted share, which includes a benefit of $1.8 million relating to an adjustment to the Company’s deferred tax assets and liabilities due to tax rate changes in the UK and Germany.  This compares to net income from continuing operations of $0.1 million, or $0.00 per diluted share, for the third quarter of 2006.

For the third quarter, the Company reported net income of $0.3 million, or breakeven per share, which compares to net income of $8.0 million, or $0.12 per share, for the third quarter of 2006 which included an extraordinary gain of $6.9 million related to the acquisition of its UK operations.

Nine Months Ended September 30, 2007

For the nine months ended September 30, 2007, the Company reported revenue of $260.8 million compared to $228.7 million for the first nine months of 2006.  The increase is primarily attributable to the inclusion of the additional volumes from our Blackburn acquisition and the impact of favorable exchange rate fluctuations from our international operations, offset partially by declines in our existing customer business, a significant portion of which was replaced by new customer business.

The Company had EBITDA from continuing operations of $6.6 million in the first nine months of 2007, as compared to EBITDA from continuing operations of $12.8 million in the first nine months of 2006. The decrease was primarily due to lower revenue from existing customers as a result of industry declines. Our EBITDA for the first nine months of 2007 included approximately $2.5 million of stock-option investigation and litigation legal expenses as well as consulting expenses.

The Company reported a net loss from continuing operations of $10.8 million for the first nine months of 2007, or ($0.16) per diluted share, which includes a benefit of $1.8 million relating to an adjustment to the company’s deferred tax assets and liabilities due to tax rate changes in the UK and Germany.  This compares to a net loss from continuing operations of $6.6 million, or ($0.10) per diluted share, for the first nine months of 2006.

The Company reported a net loss of ($9.8) million, or ($0.14) per share, for the nine month period compared to a net loss of ($3.8) million, or ($0.06) per share, for the same period last year which included an extraordinary gain of $6.9 million related to the acquisition of its UK operations.

Guidance

The Company is reconfirming its full-year 2007 EBITDA expectations for an approximately 20% decrease from 2006 levels, excluding the options-related and consulting costs of approximately $2.5 million in 2007.   We continue to expect industry decline rates for the full year to be approximately 10%-12%.

Our guidance is based on the current release schedules from our customers and our historical performance during the fourth quarter, in which we operate at or near capacity and in turn generate our highest margins. Any changes to our customer’s release schedules could impact the Company’s guidance negatively.

###

About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is a global and independent provider of supply chain services to the home entertainment market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movies and gaming companies. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers;  potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.  The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$61,694	$96,088
Restricted cash	1,661	1,972
Short-term investments	15,375	-
Accounts receivable, net of allowances for doubtful accounts of $707 and $558
for 2007 and 2006, respectively	47,432	43,677
Current portion of long-term receivable	457	1,933
Inventories, net	11,575	8,684
Prepaid expenses and other current assets	21,387	15,850
Current assets, discontinued operations	586	946
Total Current Assets	160,167	169,150
Restricted cash	25,425	22,390
Property, plant and equipment, net	57,573	59,219
Long-term receivable	4,259	4,078
Goodwill	-	2,382
Intangible assets	54,938	58,164
Deferred income taxes	2,322	2,943
Other assets	6,323	5,910
TOTAL ASSETS	$311,007	$324,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$38,430	$30,233
Accrued and other liabilities	37,610	35,799
Income taxes payable	2,145	13,981
Deferred income taxes	222	262
Loans from employees	1,227	1,250
Current portion of long-term debt	22,880	22,157
Accrued liabilities, discontinued operations	994	5,594
Total Current Liabilities	103,508	109,276
Other non-current liabilities	11,276	4,151
Loans from employees	3,311	4,216
Long-term debt	31,071	43,959
Pension and other defined benefit obligations	40,347	35,774
Deferred income taxes	7,303	8,663
Total Liabilities	196,816	206,039
Minority interest in subsidiary company	5,857	5,412
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 200,000,000 shares, issued and
outstanding: 2007 -- 70,154,947 shares; 2006 -- 69,325,780 shares	1,403	1,387
Additional paid in capital	369,928	368,493
Accumulated deficit	(267,958)	(258,199)
Other comprehensive income	4,961	1,104
Total Stockholders' Equity	108,334	112,785
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$311,007	$324,236

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,
	2007	2006

	(In thousands, except per share amounts)
REVENUES:
Product sales	$76,233	$65,913
Service revenues	20,397	19,127
Total Revenues	96,630	85,040
COST OF REVENUES:
Cost of sales	66,114	55,307
Cost of services	14,901	14,535
Total Cost of Revenues	81,015	69,842
GROSS PROFIT	15,615	15,198
OPERATING EXPENSES:
Selling, general and administrative expense	12,106	11,616
Amortization of intangible assets	2,109	2,038
Total Operating Expenses	14,215	13,654
OPERATING INCOME	1,400	1,544
OTHER INCOME (EXPENSE):
Interest income	1,063	1,071
Interest expense	(1,081)	(1,567)
Gain (loss) on currency swap, net	(1,658)	318
Gain on currency transaction, net	645	214
Other gain (loss), net	4	(100)
Total Other Income (Expense)	(1,027)	(64)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES, MINORITY INTEREST, DISCONTINUED OPERATIONS
AND EXTRAORDINARY ITEM	373	1,480
Income tax provision (benefit)	(233)	1,393
Minority Interest	(18)	-
INCOME FROM CONTINUING OPERATIONS	624	87
DISCONTINUED OPERATIONS, NET OF TAX:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(481)	966
GAIN ON SALE OF MESSAGING BUSINESS	111	-
INCOME BEFORE EXTRAORDINARY ITEM	254	1,053
Extraordinary gain - net of income tax	-	6,920
NET INCOME	$254	$7,973
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income from continuing operations	0.01	-
Discontinued operation:
Income (loss) from discontinued operations	(0.01)	0.01
Gain on sale of Messaging business	-	-
Extraordinary gain	-	0.10
Net income per weighted average common share	$-	$0.12
INCOME (LOSS) PER DILUTED COMMON SHARE
Income from continuing operations	0.01	-
Discontinued operation:
(Income) loss from discontinued operations	(0.01)	0.01
Gain on sale of Messaging business	-	-
Extraordinary gain	-	0.10
Net income per diluted weighted average common share	$-	$0.11

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Nine Months Ended September 30,
	2007	2006

	(In thousands, except per share amounts)
REVENUES:
Product sales	$203,500	$170,566
Service revenues	57,296	58,135
Total Revenues	260,796	228,701
COST OF REVENUES:
Cost of sales	180,104	145,587
Cost of services	44,416	44,733
Total Cost of Revenues	224,520	190,320
GROSS PROFIT	36,276	38,381
OPERATING EXPENSES:
Selling, general and administrative expense	39,582	34,809
Amortization of intangible assets	6,223	5,818
Total Operating Expenses	45,805	40,627
OPERATING LOSS	(9,529)	(2,246)
OTHER INCOME (EXPENSE):
Interest income	3,415	3,151
Interest expense	(3,717)	(4,541)
Loss on currency swap, net	(2,406)	(2,059)
Gain on currency transaction, net	984	1,260
Other gain (loss), net	71	(86)
Total Other Income (Expense)	(1,653)	(2,275)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES, MINORITY INTEREST, DISCONTINUED OPERATIONS
AND EXTRAORDINARY ITEM	(11,182)	(4,521)
Income tax provision (benefit)	(349)	2,248
Minority Interest	(18)	(114)
LOSS FROM CONTINUING OPERATIONS	(10,815)	(6,655)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(231)	(4,042)
GAIN ON SALE OF MESSAGING BUSINESS	1,287	-
LOSS BEFORE EXTRAORDINARY ITEM	(9,759)	(10,697)
Extraordinary gain - net of income tax	-	6,920
NET LOSS	$(9,759)	$(3,777)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	(0.16)	(0.10)
Discontinued operation:
Loss from discontinued operations	-	(0.06)
Gain on sale of Messaging business	0.02	-
Extraordinary gain	-	0.10
Net loss per weighted average common share	$(0.14)	$(0.06)
INCOME (LOSS) PER DILUTED COMMON SHARE
Loss from continuing operations	(0.16)	(0.10)
Discontinued operation:
Loss from discontinued operations	-	(0.06)
Gain on sale of Messaging business	0.02	-
Extraordinary gain	-	0.10
Net loss per diluted weighted average common share	$(0.14)	$(0.06)

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

Entertainment Distribution Company, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Income (Loss) from continuing operations	624	87	(10,815)	(6,655)

Income tax provision (benefit)	(233)	1,393	(349)	2,248
(Gain) loss on currency swap, net	1,658	(318)	2,406	2,059
Gain on currency transaction, net	(645)	(214)	(984)	(1,260)
Interest expense (income), net	18	496	302	1,390
Depreciation and amortization	5,443	5,052	16,096	14,931
Other (gain) loss, net	(4)	100	(71)	86

EBITDA from continuing operations	$6,861	$6,596	$6,585	$12,799